As filed with the Securities and Exchange Commission on August 8, 2022
Registration Statement No. 333-258749

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM F-1
ON FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARDAGH METAL PACKAGING S.A.
(Exact Name of Registrant as Specified in Its Charter)

Luxembourg (Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
56, rue Charles Martel
L-2134 Luxembourg, Luxembourg
+352 26 25 85 55
(Address and telephone number of Registrant’s principal executive offices)

Ardagh Metal Packaging USA Corp.
8770 W. Bryn Mawr Avenue
Chicago, IL 60631
United States
(773)-399-3000
(Name, address, and telephone number of agent for service)

Copies to:
Richard Alsop, Esq.
Lara Aryani, Esq.
Alain Dermarkar, Esq.
Erika Kent, Esq.
Clare O’Brien, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, N.Y. 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, pursuant to said Section 8(a), may determine.
EXPLANATORY NOTE
Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 251465 (the “Company” or “AMPSA”), is filing this post-effective amendment to Form F-1 on Form F-3 in order to convert its registration statement on Form F-1 (File No. 333-258749), which was initially filed on August 12, 2021 and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2021 (as amended, the “F-1 Registration Statement”), into a registration statement on Form F-3. On March 4, 2022, the Company filed a Post-Effective Amendment No. 1 to the F-1 Registration Statement, which was subsequently declared effective by the SEC on March 11, 2022.
This registration statement will act as Post-Effective Amendment No. 2 to the F-1 Registration Statement containing an updated prospectus relating to the issuance of up to 16,749,984 ordinary shares of the Company, with a nominal value of €0.01 per share (the “Ordinary Shares”) that may be issued upon exercise of warrants to purchase Ordinary Shares, each exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments (the “Warrants”), and the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 496,275,894 Ordinary Shares and 5,626,305 Warrants to purchase Ordinary Shares.
No additional securities are being registered by this post-effective amendment. All applicable registration fees were previously paid.

This information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 8, 2022
PRELIMINARY PROSPECTUS
16,749,984 ORDINARY SHARES
OFFERED BY ARDAGH METAL PACKAGING S.A.
496,275,894 ORDINARY SHARES and
5,626,305 WARRANTS
OFFERED BY THE SELLING SECURITYHOLDERS
This prospectus relates to the issuance by us of up to 16,749,984 Ordinary Shares that may be issued upon exercise of Warrants to purchase Ordinary Shares, which were originally GHV Warrants that were automatically converted into Warrants upon consummation of the merger of Ardagh MP MergeCo Inc. (“MergeCo”) with and into Gores Holdings V, Inc. (“GHV”), with GHV surviving the merger as a wholly owned subsidiary of the Company, which occurred on August 4, 2021 (the “Merger”). The Merger is described in greater detail in our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 4, 2022 (the “2021 Form 20-F”), incorporated by reference in this prospectus.
This prospectus also relates to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to 496,275,894 Ordinary Shares and 5,626,305 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants that were automatically converted into Warrants upon consummation of the Merger.
We will receive proceeds from the exercise of the Warrants to the extent the Warrants are exercised for cash. We will not receive any proceeds from the sale of Ordinary Shares and Warrants by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting commissions and discounts and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of Ordinary Shares pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
The Ordinary Shares and the Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMBP” and “AMBP.WS,” respectively. The last reported sale price of the Ordinary Shares was $6.18 per share on August 5, 2022, and the last reported sale price of the Warrants was $0.89 per warrant on August 5, 2022.
We are a “controlled company” under NYSE corporate governance rules and are eligible for certain exemptions from these rules. We are also a “foreign private issuer” under applicable SEC rules and are eligible for reduced public company disclosure requirements.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 10 of this prospectus and any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED         , 2022

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, including information incorporated by reference herein or therein, or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates or as of the dates stated therein, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

MARKET AND INDUSTRY DATA
Given the specialized nature of the metal packaging markets in which AMPSA operates, there does not exist a relevant and reliable third-party source of much of the relevant market information presented in this prospectus or any document incorporated by reference in this prospectus. Therefore, estimates provided by AMPSA regarding these markets as well as estimated market shares of AMPSA or its competitors, as set forth in this prospectus or any document incorporated by reference in this prospectus, are largely based on AMPSA’s knowledge of these markets, developed primarily from analysis of public information, third-party reports to the extent available, competitors’ public announcements and regulatory filings and information gathered in the course of acquisitions. The data relating to market sizes, market share and market position are based on the most recent data available. This information has not been confirmed by an independent organization, nor can there be assurance that third parties would arrive at the same results were they to employ different methods for gathering, analyzing and calculating such data. Breakdowns of market shares were established on the basis of the AMPSA’s consolidated revenues and these data. Market positions and percentage shares are those that AMPSA believes it holds in terms of revenues. They are based on industry market sectors on which AMPSA’s business is arranged.
Certain additional information regarding the global packaging industry, generally, and the metal packaging sector, specifically, has been sourced from Smithers Pira.
Any third-party information described above and included in this prospectus or any document incorporated by reference in this prospectus has been accurately reproduced and, as far as AMPSA is aware and is able to ascertain from the information published by such third parties, the reproduced information is accurate and no facts have been omitted which would render such information inaccurate or misleading. Market share data is subject to change, however, and such third-party information has been prepared for statistical and other informational purposes, which is limited by the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market share.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, references to “we,” “our,” “us,” the “Company” or “AMPSA” generally refer to Ardagh Metal Packaging S.A. and its consolidated subsidiaries.
In this document:
“AGSA” means Ardagh Group S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 160804.
“Ardagh Group” means AGSA and its consolidated subsidiaries, except where the context requires otherwise.
“Ardagh Group Green Financing Framework” means the framework developed by the Ardagh Group aimed to attract funding towards initiatives that lower the Ardagh Group’s carbon footprint and increase the Ardagh Group’s investment in green and sustainable projects.
“Articles” means the articles of association of AMPSA.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated as of February 22, 2021, as amended from time to time, by and among GHV, AMPSA, AGSA and MergeCo, which is filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“F-1 Registration Statement” means the registration statement on Form F-1 (File No. 333-258749), initially filed on August 12, 2021 and declared effective by the SEC on August 23, 2021 and subsequently amended by a Post-Effective Amendment No. 1, filed on March 4, 2022 and declared effective by the SEC on March 11, 2022.
“GHV” means to Gores Holdings V, Inc., a Delaware corporation, which, following the Merger, was renamed to “Ardagh MP USA Inc.”
“GHV Sponsor” means Gores Sponsor V LLC, a Delaware limited liability company.
“GHV Units” means the 52,500,000 units issued in connection with the IPO, each of which consisted of one share of GHV Class A common stock and one-fifth of one Public Warrant, whereby each whole Public Warrant entitled the holder thereof to purchase one share of GHV Class A common stock at an exercise price of $11.50 per share of GHV Class A common stock.
“GHV Warrants” means the Public Warrants and the Private Placement Warrants.
“IPO” means GHV’s initial public offering of GHV Units, each of which consisted of one share of GHV Class A common stock and one-fifth of one Public Warrant, whereby each whole Public Warrant entitles the holder thereof to purchase one share of GHV Class A common stock at an exercise price of $11.50 per share of GHV Class A common stock, consummated on August 10, 2020, through the sale of 52,500,000 GHV Units (including 5,000,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option), at $10.00 per unit.
“IRS” means the U.S. Internal Revenue Service.
“Luxembourg Law” means the provisions of the laws of the Grand Duchy of Luxembourg.
“MergeCo” means Ardagh MP MergeCo Inc.
“Merger” means the merger of MergeCo with and into GHV, with GHV surviving the Merger as a wholly owned subsidiary of AMPSA, which occurred on August 4, 2021.

“NYSE” means the New York Stock Exchange.
“Ordinary Shares” means ordinary shares of AMPSA, with a nominal value of €0.01 per share. At our extraordinary general meeting of shareholders held on July 8, 2022, our shareholders approved a resolution to restructure our share capital to rename the shares in issue as Ordinary Shares and to create the Preferred Shares, among other agenda items. For the avoidance of doubt, “Ordinary Shares” when used herein refer to the same class of securities as the defined term “Shares” in the Post-Effective Amendment No. 1 to the F-1 Registration Statement filed on March 4, 2022.
“PFIC” means a passive foreign investment company.
“PIPE” means the private placement pursuant to which the Subscribers purchased 69,500,000 Ordinary Shares, for a purchase price of $10.00 per share (the “PIPE Shares”).
“Preferred Shares” means the redeemable preferred shares of AMPSA, with a par value of €4.44 per share.
“Private Placement Warrants” means the warrants to purchase GHV Class A common stock purchased in a private placement in connection with the IPO.
“Public Warrants” means the warrants included in the GHV Units sold in the IPO, each of which was exercisable for one share of GHV Class A common stock, in accordance with its terms.
“Registration Rights and Lock-Up Agreement” means the registration rights and lock-up agreement, dated as of August 4, 2021, by and among AGSA, AMPSA, GHV Sponsor and certain persons associated with GHV Sponsor, filed as Exhibit 4.9 to the registration statement of which this prospectus forms a part.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Subscribers” means the investors that purchased Ordinary Shares in the PIPE.
“Subscription Agreements” means the subscription agreements, dated as of February 22, 2021, entered into with the Subscribers and the GHV Sponsor, pursuant to which the Subscribers and the GHV Sponsor agreed to purchase, and AMPSA agreed to sell to the Subscribers and the GHV Sponsor the PIPE Shares for an aggregate cash amount of $600,000,000, and the GHV Sponsor agreed to subscribe for up to an additional 9,500,000 Ordinary Shares at a purchase price of $10.00 per share under certain conditions, a form of which was filed as Exhibit 4.5 to the 2021 Form 20-F and is incorporated by reference into this prospectus.
“Warrants” means the warrants of AMPSA, each exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments.
“Warrant Agreement” means the warrant agreement, dated as of August 10, 2020, by and between GHV and Continental Stock Transfer & Trust Company as warrant agent, filed as Exhibit 4.7 to the registration statement of which this prospectus forms a part, as assigned to AMPSA and amended in accordance with a warrant assignment, assumption and amendment agreement, dated August 4, 2021, by and among AMPSA, GHV, Computershare Inc. and Computershare Trust Company, N.A., filed as Exhibit 4.8 to the registration statement of which this prospectus forms a part.
“2021 Form 20-F” means our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 4, 2022.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially the section entitled “Risk Factors”, the financial statements and related notes thereto, the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. See also the section entitled “Where You Can Find More Information.”
Ardagh Metal Packaging S.A.
Overview
We are one of the leading suppliers of consumer metal beverage cans in the world and believe that we hold the #2 or #3 market positions in Europe, the United States and Brazil. The global beverage can industry is a large, consumer-driven industry with attractive growth characteristics. Our end-use categories include beer, carbonated soft drinks, energy drinks, hard seltzers, juices, pre-mixed cocktails, teas, sparkling waters and wine. Our customers include a wide variety of leading beverage products, which value our packaging products for their convenience and quality, as well as the end-user appeal they offer through design, innovation and brand promotion. With our significant invested capital base, supported by consistent levels of re-investment, our extensive technical capabilities and manufacturing know-how, we believe we are well-positioned to continue to meet the dynamic needs of our global customers.
Corporate Information
The Company was incorporated under the laws of the Grand Duchy of Luxembourg on January 20, 2021 as a public limited liability company (société anonyme) having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 251465.
The mailing address of the Company’s principal executive office is 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and its telephone number is +352 26 25 85 55. The Company’s agent for service in the United States is: Ardagh Metal Packaging USA Corp., 8770 W. Bryn Mawr Avenue, Chicago, IL 60631 (Telephone: +1 (773) 399-3000).
The Company’s principal website address is www.ardaghmetalpackaging.com. This website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.
Implications of Being a “Foreign Private Issuer” and a “Controlled Company”
The Company reports under the Exchange Act as a non-U.S. company with foreign private issuer status. As long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, we are not required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Further, we are exempt from certain corporate governance requirements of NYSE by virtue of being a foreign private issuer. Although our foreign private issuer status exempts us from most of NYSE’s corporate governance requirements, we intend to voluntarily comply with these requirements, except those from which we would be exempt by virtue of being a “controlled company.” AGSA controls a majority of the voting power of our issued and outstanding shares and thus we are a controlled company within the meaning of NYSE corporate governance standards. Under these NYSE standards, we may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:
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a majority of the board of directors consist of independent directors;

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the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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there be an annual performance evaluation of the compensation and nominating and governance committees.

We have elected to utilize certain of these exemptions. Although we have adopted charters for our audit, compensation and nominating and governance committees, and conduct annual performance evaluation of our compensation and nominating and governance committees, our compensation and nominating and governance committees are not composed solely of independent directors.

SUMMARY TERMS OF THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares and Warrants.
We are registering the issuance by us of up to 16,749,984 Ordinary Shares that may be issued upon exercise of Warrants.
We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 496,275,894 Ordinary Shares and 5,626,305 Warrants.
Any investment in the securities offered hereby involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 10 of this prospectus.
Issuance of Ordinary Shares
Ordinary Shares to be issued upon exercise of all Warrants
16,749,984
Resale of Ordinary Shares and Warrants
Ordinary Shares offered by the Selling Securityholders
496,275,894
Warrants offered by the Selling Securityholders
5,626,305
Offering price may be issued upon
The exercise price for the exercise of Warrants is $11.50 per share, subject to adjustments.
The Ordinary Shares and Warrants offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section entitled “Plan of Distribution.”
Use of Proceeds
We will receive up to an aggregate of $192,624,816 if all the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the sale of the Ordinary Shares and Warrants to be offered by the Selling Securityholders.
Dividend policy
We have paid, and intend to continue to pay, cash dividends on our Ordinary Shares on a quarterly basis in 2022. Decisions in relation to future dividend policy will be determined by our board of directors. See “Dividend Policy.”
Registration Rights and Lock-Up Agreement
Certain of our shareholders were subject to certain restrictions on transfer until the termination of applicable lock-up periods, which have expired.
Market for our securities
Our Ordinary Shares and Warrants are listed on the NYSE under the symbols “AMBP” and “AMBP.WS,” respectively.
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference include statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws, including statements under the heading “Risk Factors” are statements of future expectations and other forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “projected,” “should,” “strategy,” “suggests,” “targets,” “will,” “will be” or “would” or similar expressions or the negatives thereof, or other variations thereof, or comparable terminology, or by discussions of strategy, plans or intentions. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding the intentions, beliefs or current expectations of management concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.
You are cautioned that forward-looking statements are not guarantees of future performance and that actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and actual financial condition, results of operations and cash flows. The development of the industry in which the Company operates may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements contained in this prospectus.
These statements are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. You should not place undue reliance on these forward-looking statements. As a result of the number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause such differences in actual results include:
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the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably;

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costs related to the Business Combination;

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changes in applicable laws or regulations;

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the risk that the Company experiences difficulties in managing its growth and expanding its operations;

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the risk of global and regional economic downturns;

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competition from other metal beverage packaging producers and manufacturers of alternative forms of packaging;

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increases in metal beverage cans manufacturing capacity, without corresponding increases in demand;

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the risk that AMPSA is unable to maintain relationships with its largest customers or suppliers;

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the risk that AMPSA experiences less than expected levels of demand;

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the risk of climate and water conditions, and the availability and cost of raw materials;

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foreign currency, interest rate, exchange rate and commodity price fluctuations;

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various environmental requirements;

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the incurrence of debt and ability to generate cash to comply with financial covenants;

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AMPSA’s ability to execute a significant multi-year growth investment program;

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AMPSA’s ability to achieve expected operating efficiencies, cost savings and other synergies;

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costs and future funding obligations associated with post-retirement and post-employment obligations;

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operating hazards, supply chain interruptions or unanticipated interruptions at AMPSA’s manufacturing facilities, including due to virus and disease outbreaks, labor strikes or work stoppages;

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increasing privacy and data security obligations or a significant data breach, which may adversely affect the Company’s business;

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claims of injury or illness from materials used at AMPSA’s production sites or in its products;

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regulation of materials used in packaging and consumer preferences for alternative forms of packaging;

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retention of executive and senior management;

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the possibility that AMPSA may be adversely affected by other economic, business, and/or competitive factors;

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reliance on third party software and services to be provided by Ardagh Group;

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risk of counterparties terminating servicing rights and contracts; and

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other risks and uncertainties described or incorporated by reference in this prospectus, including those under “Risk Factors.”

The Company undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances or to reflect the occurrence of unanticipated events, other than as required by law.
The foregoing factors and others described under the section entitled “Risk Factors”, as well as in the 2021 Form 20-F and in other documents that we may file with the SEC should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Moreover, new risks emerge from time to time and it is not possible for us to predict all such risks. We cannot assess the impact of all risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company urges you to read the section of this prospectus entitled “Risk Factors”, as well as the documents incorporated by reference herein and any prospectus supplement for a more complete discussion of the factors that could affect its future performance and the industry in which it operates.
The forward-looking statements are based on plans, estimates and projections as they are currently available to the management of AMPSA, and we do not undertake any obligation nor expect to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus or incorporated by reference herein.

RISK FACTORS
An investment in the Company’s securities carries a significant degree of risk. Before you decide to purchase the Company’s securities, you should carefully consider all risk factors set forth in any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment.

USE OF PROCEEDS
We will receive up to an aggregate of $192,624,816 if all the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. All of the Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY
We declared a first quarter dividend of $0.10 per Ordinary Share on April 26, 2022, which was paid on June 28, 2022 to shareholders of record on June 14, 2022. We declared a second quarter dividend of $0.10 per Ordinary Share on June 1, 2022, which was also paid on June 28, 2022 to shareholders of record on June 14, 2022. We intend to pay a regular quarterly dividend of $0.10 per Ordinary Share going forward, which will equate to a full year dividend of $0.40 per Ordinary Share.
Each Preferred Share is entitled to an annual preferred dividend amounting to 9% of its nominal value computed on the basis of a 360-day year comprised of twelve 30-day months (the “Annual Preferred Share Dividend”). The first pro rata Annual Preferred Share Dividend shall be calculated from the date of issuance of a Preferred Share (with the month of issuance being computed as a full month) until the end of the financial year of the date of issue, and all the subsequent Annual Preferred Share Dividend will be calculated per financial year of the Company. No distributions may be made to the holders of Ordinary Shares during a financial year if there is any Delta or New Delta (each as defined in “Description of Securities — Shares — Preferred Shares”), or unless all the Preferred Shares are redeemed, as described in “Description of Securities — Shares — Preferred Shares.” The payment of dividends on the Preferred Shares is at the discretion of our board of directors.
Decisions in relation to future dividend policy will be determined by our board of directors.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022. The information in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited consolidated interim financial statements of AMPSA as of and for the three months and six months ended June 30, 2022, including the related notes thereto, included in our report on Form 6-K furnished on July 28, 2022 (Film Number: 221113303) and incorporated by reference in this prospectus, and the audited annual consolidated financial statements of AMPSA as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, including the related notes thereto, included in the 2021 Form 20-F incorporated by reference into this prospectus.
Historical results are not necessarily indicative of results to be expected in any future period.
As of June 30, 2022
$’m
Cash and cash equivalents	436
Senior Secured Green Notes(1)	1,667
Lease obligations	231
Total secured debt	1,898
Senior Unsecured Green Notes(2)	1,569
Other borrowings	16
Total borrowings	3,483
Equity share capital	7
Share premium	5,992
Treasury shares	(3)
Other reserves	(5,616)
Accumulated Deficit	(47)
Total shareholder equity	333
Total capitalization	3,816

(1)
Consists of €450 million 2.000% Senior Secured Green Notes due 2028, $600 million 3.250% Senior Secured Green Notes due 2028 and $600 million 6.000% Senior Secured Green Notes due 2027, issued by certain of AMPSA’s subsidiaries in accordance with the Ardagh Group Green Financing Framework (as defined herein).

(2)
Consists of €500 million 3.000% Senior Unsecured Green Notes due 2029 and $1,050 million 4.000% Senior Unsecured Green Notes due 2029, issued by certain of AMPSA’s subsidiaries in accordance with the Ardagh Group Green Financing Framework (as defined herein).

DESCRIPTION OF SECURITIES
As a result of the Merger, GHV stockholders and AMPSA shareholders who received Ordinary Shares in the Merger became AMPSA shareholders. The rights of AMPSA shareholders are governed by Luxembourg Law and the Articles. The following describes the material terms of AMPSA’s capital stock, including the Ordinary Shares issued in the Business Combination. We urge you to read the applicable provisions of Luxembourg Law and the Articles carefully and in their entirety.
General
AMPSA is a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 251465.
The corporate objects of the Company are set out in the Articles. They are to be interpreted in the broadest sense and any transaction or agreement which is entered into by the Company that is not inconsistent with the specified objects will be deemed to be within the scope of such objects or powers.
Shares
Share Capital
AMPSA was incorporated on January 20, 2021 by Ardagh Group S.A., with an initial share capital of €30,000, represented by 3,000,000 shares.
AMPSA’s issued share capital equals €256,033,221.02, represented by 603,322,238 Ordinary Shares with a nominal value of €0.01 per share and 56,306,306 Preferred Shares with a par value of €4.44 each (together, the “Shares”). All issued Shares are fully paid and subscribed for. The authorized capital of AMPSA (including the issued share capital) is set at €1,000,000,000, divided into up to 100,000,000,000 Shares represented by Ordinary Shares and Preferred Shares. There are also 16,749,984 Warrants outstanding, each exercisable at $11.50 per Ordinary Share, subject to adjustment as described in the Warrant Agreement.
A shareholder in a Luxembourg société anonyme holding fully paid up shares is not liable, solely because of his, her or its shareholder status, for additional payments to AMPSA or its creditors.
Share Issuances
Pursuant to Luxembourg Law, the issuance of Shares requires approval by the general meeting of shareholders subject to necessary quorum and majority requirements. The general meeting of shareholders or the Articles may also approve an authorized capital and authorize the board of directors to increase the issued share capital in one or several tranches with or without share premium, against payment in (i) cash, including the setting off of claims against AMPSA that are certain, due and payable, (ii) in kind, and (iii) reallocation of the share premium, profit reserves or other reserves of AMPSA, through issuance of Shares, the granting of options to subscribe for Shares, or the issuance of any other instruments convertible into or repayable by or exchangeable for Shares (whether provided in the terms at issue or subsequently provided), the issuance of bonds with warrants or other rights to subscribe for Shares attached, or the issuance of standalone warrants or any other instrument carrying an entitlement to, or the right to subscribe for, Shares, up to a maximum of the authorized but as yet unissued share capital of AMPSA to such persons and on such terms as the board of directors determines in its absolute discretion. The board of directors can be authorized to remove or limit the statutory preferential subscription right of the shareholders in case of issue of Shares up to the maximum amount of such authorized capital for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette (Recueil Electronique des Sociétés et Associations, “RESA”). The general meeting may amend, renew, or extend such authorized capital and such authorization to the board of directors to issue Shares.
The Articles authorize the board of directors to issue Shares up to the maximum amount of the authorized unissued share capital of the AMPSA and to limit or withdraw any and all statutory preemptive rights which would be applicable in respect of such issuance for a period of five years from July 8, 2022, to such persons, on such terms and for such consideration as the board of directors determines in its absolute discretion. Shareholders may at a general meeting renew or extend such authorized share capital and authorization to the board of directors to issue Shares.
In addition, the general meeting of shareholders may authorize the board of directors to make an allotment of existing or newly issued Shares without consideration to (a) employees of AMPSA or certain categories amongst those; (b) employees of companies or economic interest grouping in which AMPSA holds directly or indirectly at least ten percent (10%) of the share capital or voting rights; (c) employees of companies or economic interest grouping holding directly or indirectly at least ten percent (10%) of the share capital or voting rights of AMPSA (d) employees of companies or economic interest grouping in which at least fifty percent (50%) of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least fifty percent (50%) of the share capital of AMPSA; (e) corporate officers of AMPSA or of the companies or economic interest grouping listed in points (b) to (d) above or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the RESA.
The Articles authorize the board of directors to issue Shares free of charge within the limitations set out in article 430-15 of the Luxembourg Law of August 10, 1915 on commercial companies, as amended (the “1915 Law”).
AMPSA recognizes only one (1) holder per share. In case a Share is owned by several persons, AMPSA shall treat the first named holder on the register of shareholders as having been appointed by the joint holders to receive all notices and to give a binding receipt for any dividend(s) payable in respect of such Share(s) on behalf of all joint holders, without prejudice to the rights of the other holders to information as set out in the 1915 Law.
The board of directors resolves on the issuance of Shares out of the authorized capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in the Articles and applicable law. The board of directors also resolves on the applicable procedures and timelines to which such issuance is subjected. If the proposal of the board of directors to issue new Shares exceeds the limits of AMPSA’s authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the Articles. If the capital call proposed by the board of directors consists of an increase in the shareholders’ commitments, the board of directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.
Preferred Shares
All Preferred Shares are issued in the form of redeemable shares and are redeemable at the sole discretion of the Company at such date as decided by the board of directors. The holders of Preferred Shares have no right to request the redemption of their Preferred Shares. Without prejudice to the conditions set forth in the 1915 Law, the Preferred Shares will be redeemed pursuant to Article 8 of the Articles and by serving a Notice (the “Purchase Notice”) to the owner of the Preferred Shares to be repurchased, specifying the Preferred Shares to be repurchased, the purchase price to be paid for such Preferred Shares and the place at which the purchase price in respect of such Preferred Shares is payable. Immediately after the close of business on the date specified in the Purchase Notice such holder shall cease to be the holder of the Preferred Shares specified in such Purchase Notice and its name shall be removed as the holder of such Preferred Shares from the Register of Shareholders. Any such holder will cease to have any right as a shareholder with respect to the Preferred Shares to be repurchased as from the date specified in the Purchase Notice.
Each Preferred Share is entitled to an annual preferred dividend amounting to 9% of its nominal value computed on the basis of a 360-day year comprised of twelve 30-day months (the “Annual Preferred Share Dividend”). The first pro rata Annual Preferred Share Dividend shall be calculated from the date of issuance of a Preferred Share (with the month of issuance being computed as a full month) until the end of the financial year of the date of issue, and all the subsequent Annual Preferred Share Dividend will be calculated per financial year of the Company. The entitlement to the Annual Preferred Share Dividend only becomes payable if and when such dividend is declared and then at such date as shall be determined by the board of directors in its discretion. If at the end of a financial year, the Annual Preferred Share Dividend has not been declared or paid in full, the difference between the Annual Preferred Share Dividend and the portion of the Annual Preferred Share Dividend effectively paid (the “Delta”) shall be rolled-over until the next financial year(s) but can also be deferred indefinitely by the board of directors in its sole discretion subject to Articles 15.4, 8.6 and 6.5 of the Articles. The Delta shall be set at the Annual Preferred Share Dividend if no Annual Preferred Share Dividend is approved at any annual general meeting or otherwise paid by way of an interim dividend during a financial year. If any Delta exists at the beginning of a financial year, any payment made on the Preferred Share will first be applied in reimbursement of such Delta and if such Delta and the Annual Preferred Share Dividend of the relevant financial year are not paid in full on the last day of such financial year, the difference will constitute a new Delta (a “New Delta”) rolled-over to the next financial year.
No distributions may be made to the holders of Ordinary Shares during a financial year if there is any Delta or New Delta, or unless all the Preferred Shares are redeemed.
Preemptive Rights
Under Luxembourg Law, existing shareholders benefit from a preemptive subscription right on the issuance of Shares for cash consideration. However, AMPSA’s shareholders have, in accordance with Luxembourg Law, authorized the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of Shares within the scope of AMPSA’s authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the Articles also may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such Shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per share. The Shares also may be issued by way of incorporation of available reserves, including share premium.
Share Repurchases
AMPSA cannot subscribe for its own Shares. AMPSA may, however, repurchase issued Shares or have another person repurchase issued Shares for its account, subject to the following conditions:
•
prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•
the terms and conditions of the proposed repurchase and in particular the maximum number of Shares to be repurchased;

•
the duration of the period for which the authorization is given, which may not exceed five years; and

•
in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of Shares acquired by either AMPSA, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

•
only fully paid-up Shares may be repurchased;

•
the voting and/or dividend rights attached to the repurchased Shares will be suspended as long as the repurchased Shares are held by AMPSA; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to AMPSA’s shareholders;

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders.

Pursuant to such authorization, the board of directors is authorized to acquire and sell AMPSA’s Shares under the conditions set forth in article 430-15 of the 1915 Law, which are described above. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force.
The Articles authorize the board of directors to purchase AMPSA’s own Shares in accordance with Luxembourg Law on such terms and in such manner as may be authorized by the general meeting of shareholders in an ordinary resolution, subject to the rules of any stock exchange on which the Shares are traded. The articles provide that the board of directors is authorized for a period of 5 years from July 8, 2022 to make (i) open market repurchases of Shares subject to certain conditions and (ii) repurchases of Shares other than as described in (i) where the same terms are offered to all shareholders in a similar situation, it being understood that holders of Preferred Shares shall not be deemed to be in a similar situation to holders of Ordinary Shares. The maximum price which may be paid for each Share shall not exceed its Fair Market Value (as defined below) and the minimum price which may be paid for each Share shall be the par value of the Share. “Fair Market Value” means:
•
in respect of any Ordinary Share: the actual price at which the Company effects a purchase of its own Shares pursuant to an announced open market repurchase program on the NYSE or in the case of any repurchase of Shares that is not effected pursuant to an announced open market repurchase program on the NYSE or another securities exchange, the fair market value determined in good faith by an independent auditor (réviseur d’entreprises) appointed by the board of directors on the basis of such information and facts as available to, and deemed relevant by, the independent auditor; and

•
in respect of any Preferred Share, (i) its nominal value plus the Delta and any New Delta, if any, plus (ii) its nominal value multiplied by 0.75% multiplied by the number of months elapsed between the date of issuance of the Preferred Share and of its redemption (it being understood that a month will always be calculated in full irrespective of the effective day of issuance and redemption), plus (iii) in case any Delta or New Delta exists with respect to any financial year, an amount equal to 9% per year, calculated pro rata temporis on the Delta or New Delta, from the first day of the financial year following the existence of a Delta or New Delta and until the date of payment of such Delta or New Delta or to the redemption date (it being understood that a month will always be calculated in full irrespective of the effective day of the payment or redemption), less (iv) the total amount of any dividend paid, if any, in relation to the Preferred Share since its issuance.

In addition, pursuant to Luxembourg Law, AMPSA may directly or indirectly repurchase Shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to AMPSA, or if the acquisition of Shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article 430-16 of the 1915 Law.
Voting Rights
The Ordinary Shares are voting shares of the Company, each carrying one vote. The Preferred Shares are non-voting shares of the Company, except where mandatorily required by the 1915 Law, where each Preferred Share shall carry one vote irrespective of its nominal value.
Neither Luxembourg Law nor the Articles contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents. Luxembourg Law does not provide for cumulative voting in the election of directors. Voting of shareholders at a general meeting may be in person, by proxy or by voting form. The Articles specify how the Company shall determine the shareholders of record entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof.
The Articles distinguish ordinary resolutions and special resolutions.
Ordinary Resolutions.   The Articles require a quorum of at least one-third (1/3) of the share capital in issue present in person or by proxy, for any ordinary resolutions to be considered at a general meeting, and such ordinary resolutions are adopted by a simple majority of votes validly cast on such resolution by shareholders entitled to vote. Abstentions and nil votes are not taken into account.

Special Resolutions.   The Articles require special resolutions adopted at an extraordinary general meeting for any of the following matters, among other things: (i) an increase or decrease of the authorized or issued capital, (ii) an amendment to the Articles and (iii) dissolving the Company. Pursuant to the Articles, for any special resolutions to be considered at a general meeting the quorum is at least one-half (1/2) of the share capital in issue present in person or by proxy, unless otherwise mandatorily required by the 1915 Law. Any special resolution may be adopted at a general meeting at which a quorum is present, subject to the 1915 Law, by the affirmative vote of holders of at least two-thirds (2/3) of the votes validly cast on such resolution by shareholders entitled to vote.
AGSA, our parent company, by virtue of its indirect ownership of our approximately 75% of our Ordinary Shares, can control the outcome of any action requiring the general approval of our shareholders.
The board of directors may suspend the right to vote of any shareholder if such shareholder fails to fulfill its obligations under the Articles or any deed of subscription or deed of commitment entered into by such shareholder.
Amendment of the Articles
Except where the Articles authorize the board of directors to approve an increase or a reduction in share capital and subsequently record such change within thirty (30) days in the presence of a Luxembourg notary, the Articles require a special resolution approved at an extraordinary general meeting of shareholders to amend the Articles. The agenda of the extraordinary general meeting of shareholders must indicate the proposed amendments to the Articles. Any resolutions to amend the Articles must be taken before a Luxembourg notary and such amendments must be published in accordance with the 1915 Law.
Annual Shareholders Meetings
An annual general meeting of shareholders shall be held in the Grand Duchy of Luxembourg within 6 months of the end of the preceding financial year, except for the first annual general meeting of shareholders which may be held within 18 months from incorporation.
Distributions on Winding up of the Company
Any voluntary dissolution of the Company will take place in accordance with the provisions of Luxembourg Law. The Company may only be placed into voluntary dissolution if shareholders vote in favor of such dissolution by means of a special resolution passed at an extraordinary general meeting.
In the event of our liquidation, dissolution or winding up and the assets available for distribution among shareholders shall be insufficient to repay the total paid-up share capital, the holders of Preferred Shares will first, and in priority to any entitlement of the holders of Ordinary Shares, be entitled to an amount equal to their redemption value as calculated in accordance with Article 8.6(b) of the Articles, if any assets remain after the payment of all of our debts and liabilities. The assets available for distribution will then be distributed to the holders of Ordinary Shares in proportion to the number of Ordinary Shares held by them, without regard to the par value of their Ordinary Shares. If in a dissolution the assets available for distribution among the shareholders shall be more than sufficient to repay the total paid up share capital of Shares at the commencement of the dissolution, the excess shall be distributed among the shareholders in proportion to the number of Shares held by them at the commencement of the dissolution, without regard to the par value of their Shares.
Because all Shares of the Company will be fully paid, shareholders will have no liability in the event of a winding up of the Company, unless they are deemed to be a de facto manager (gérant de fait) exercising effective and continuing control over the Company by positive actions.
Mergers and De-mergers
A merger by absorption whereby a Luxembourg company, after its dissolution without liquidation, transfers to the absorbing company all of its assets and liabilities in exchange for the issuance to the shareholders of the company being acquired of shares in the acquiring company, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, subject to certain exceptions, be approved by a special resolution of shareholders of the Luxembourg company to be held before a notary. Similarly, a de-merger of a Luxembourg company is, in principle, subject to certain exceptions subject to the approval by a special resolution of shareholders.
Compulsory Transfer of Ordinary Shares
The Articles provide that at any time a person is or becomes, directly or indirectly, the owner of 75% or more of the number of issued Ordinary Shares of the Company, such person (the “Acquiror”) may require, by giving notice to the Company as specified in the Articles, the holders of the remaining issued Ordinary Shares of the Company to sell their Ordinary Shares to the Acquiror for cash at a price that reflects the fair market value of such Ordinary Shares as initially determined by an independent investment banking firm of international reputation retained by the Acquiror. The Articles contain procedures for determining the fair market value of the Ordinary Shares held by the minority shareholders, which include a dispute resolution provision permitting holders of at least 10% of the remaining Ordinary Shares of the Company to dispute the purchase price proposed by the Acquiror in accordance with the procedures set forth in the Articles.
Anti-Takeover Provisions
See the section entitled “Risk Factors — Risks Related to Being a Luxembourg Company and Our Status as a Foreign Private Issuer — Anti-takeover provisions in our Articles might discourage or delay attempts to acquire it.” in the 2021 Form 20-F incorporated by reference into this prospectus.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Luxembourg Law. Minority shareholders holding securities entitled to vote at the general meeting that resolved on the granting of discharge to the directors, holding at least the 10% threshold may bring an action against the directors on behalf of the Company. Minority shareholders holding at least the 10% threshold may also ask the directors questions in writing concerning acts of management of the Company or one of its subsidiaries, and if the Company fails to answer these questions within one month, these shareholders may apply to the Luxembourg courts to appoint one or more experts instructed to submit a report on these acts of management. Furthermore, consideration would be given by a Luxembourg court in summary proceedings to acts that are alleged to constitute an abuse of majority rights against the minority shareholders.
The Articles contain a provision providing for the waiver by each of our shareholders of any claim or right of action they have, both individually and on the Company’s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any matter involving fraud or dishonesty, gross negligence, willful misconduct or action giving rise to criminal liability that may attach to such director or officer.
Interested Directors
The Articles contain specific provisions regarding interested directors and set forth procedures for approval of contracts or transactions involving an interested director. If a director has a direct or indirect financial interest conflicting with that of the Company in any contract or transaction to which the Company will be party, such interested director shall advise the board thereof, cause a record of his or her statement to be included in the minutes of the meeting, and may not take part in the deliberations of the board or any board committee with respect to such contract or transaction. The Articles contain specific quorum and majority rules for meetings of the board or its committees in case of conflicted directors. Such provisions do not apply to any contract or transaction that is within the ordinary course of business of the Company or its subsidiaries and is entered into on an arms’ length basis under market conditions.
Competition and Corporate Opportunities
The Articles contain specific provisions regarding competition and the allocation of corporate opportunities that are applicable to members of the board of directors of the Company who are not employees of the Company, as well as their respective Affiliates and Affiliated Entities (each as defined in the Articles), in recognition and anticipation that members of the board who are not employees of the

Company and their respective Affiliates and Affiliated Entities may engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, engages.
Warrants
Pursuant to the Warrant Assignment, Assumption and Amendment Agreement, GHV assigned to AMPSA all of GHV’s right, title and interest in and to the existing Warrant Agreement and AMPSA assumed, and agreed to pay, perform, satisfy and discharge in full, all of GHV’s liabilities and obligations under the existing Warrant Agreement arising from and after the August 4, 2021.
As of June 30, 2022, there were 16,749,984 Warrants outstanding. Each Warrant is exercisable to subscribe for one Ordinary Share and only whole Warrants are exercisable. The exercise price of the Warrants is $11.50 per Ordinary Share, subject to adjustment as described in the Warrant Agreement. A Warrant may be exercised only during the period commencing on the later of (i) the date that is thirty (30) days after the consummation of the Merger, or (ii) the date that is twelve (12) months from the date of the IPO, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Merger is completed, or (y) the redemption date as provided in Section 6.3 of the Warrant Agreement.
Redemption of Warrants for Cash
Pursuant to the Warrant Agreement, the public warrants may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder, and (iv) if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before sending the notice of redemption to each warrant holder.
If the public warrants are called for redemption for cash, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the Warrant Agreement.
Redemption of Warrants for Ordinary Shares
AMPSA may redeem the outstanding Warrants (i) in whole and not in part, (ii) upon a minimum of 30 days’ prior written notice of redemption at a price equal to a number of shares to be determined by reference to the table contained in Section 6.2 of the Warrant Agreement, based on the redemption date and the fair market value of the Ordinary Shares, (iii) if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the notice of redemption to the warrant holders is sent, (iv) if, and only if, the private warrants are also concurrently exchanged at the same price (equal to a number of Ordinary Shares) as the outstanding public warrants, and (v) if, and only if, there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.
The private warrants are identical to the public warrants, except that the private warrants and the Ordinary Shares issuable upon the exercise of the private warrants were not transferable, assignable or salable until 30 days after the completion of the Merger, subject to certain limited exceptions. Additionally, the private warrants are exercisable on a cashless basis and are non-redeemable (except as mentioned above) so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchasers or their permitted transferees, the private warrants will be redeemable and exercisable by such holders on the same basis as the public warrants.
The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrant Agreement, filed as Exhibit 4.7 to the registration statement of which this prospectus forms a part, and the Warrant Assignment, Assumption and Amendment Agreement, filed as Exhibit 4.8 to the registration statement of which this prospectus forms a part.

Dividends
From the annual net profits of AMPSA, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of AMPSA. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Ordinary Share entitling to the same proportion in such distributions, provided, however, that the dividend rights attached to the Preferred Shares shall be as described in the Articles.
The board of directors may resolve that AMPSA pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the 1915 Law and the Articles. The board of directors shall set the amount and the date of payment of the interim dividend. Any interim dividends declared by the board of directors and paid during a financial year will be put to the shareholders at the following general meeting to be declared as final.
Subject to applicable laws and regulations, in order for AMPSA to determine which shareholders shall be entitled to receipt of any dividend, the board of directors may fix a record date, which record date will be the close of business (or such other time as the board of directors may determine) on the date determined by the board of directors. In the absence of a record date being fixed, the record date for determining shareholders entitled to receipt of any dividend shall the close of business in Luxembourg on the day the dividend is declared.
Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and the Articles. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to AMPSA’s accounts.
No distributions may be made to the holders of Ordinary Shares during a financial year if there is any Delta or New Delta, or unless all the Preferred Shares are redeemed. See “Preferred Shares” in this section.
Registrar, Transfer and Warrant Agent
The registrar and transfer agent for the Ordinary Shares and the warrant agent for the Warrants is Computershare Trust Company, N.A.
Comparison of Luxembourg Corporate Law and Delaware Corporate Law
	Delaware	Luxembourg
SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS
Generally, under the Delaware General Corporation Law (“DGCL”), completion of a merger, consolidation, dissolution, or the sale, lease, or exchange of substantially all of a corporation’s assets requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.
Mergers in which less than 20% of the acquirer’s stock is issued

Under Luxembourg Law and the Articles, the board of directors has the broadest powers to take any action necessary or useful to achieve the company’s purpose. The board of directors’ powers are limited only by law and the Articles.
Any type of dissolution, voluntary liquidation or business combination that would require an amendment to the Articles, such as a merger or de-merger, requires an extraordinary resolution of a general meeting of shareholders.

	Delaware	Luxembourg

generally do not require acquirer stockholder approval. Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.
The DGCL also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the DGCL.
Transactions such as a sale, lease, or exchange of substantial company assets require only the approval of the board of directors. Neither Luxembourg Law nor the Articles contain any provision requiring the board of directors to obtain shareholder approval of a sale, lease, or exchange of substantial assets of AMPSA.
SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS	Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.	Under Luxembourg Law, no restriction exists as to the transactions that a shareholder may engage in with AMPSA. The transaction must, however, be in AMPSA’s corporate interest, which for instance requires that the transactions are made on arm’s length terms.
SHAREHOLDER RIGHTS PLAN	Under the DGCL, the certificate of incorporation of a corporation may give the board of directors the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board of directors at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.	Pursuant to Luxembourg Law, the shareholders may create an authorized share capital which allows the board of directors to increase the issued share capital in one or several tranches with or without share premium, against payment in (i) cash, including the setting off of claims against AMPSA that are certain, due and payable, (ii) in kind, and (ii) reallocation of the share premium, profit reserves or other

Delaware	Luxembourg
In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.
reserves of AMPSA, through issuance of shares, the granting of options to subscribe for shares, or the issuance of any other instruments convertible into or repayable by or exchangeable for shares (whether provided in the terms at issue or subsequently provided), the issuance of bonds with warrants or other rights to subscribe for shares attached, or the issuance of standalone warrants or any other instrument carrying an entitlement to, or the right to subscribe for, shares, up to a maximum of the authorized but as yet unissued share capital of AMPSA to such persons and on such terms as the board of directors determines in its absolute discretion. The board of directors may be further authorized to, under certain conditions, limit, restrict, or waive preferential subscription rights of existing shareholders when issuing new shares within the authorized share capital. The rights attached to the new shares issued within the authorized share capital will be equal to those attached to existing shares and set forth in the Articles.
In addition, the board of directors may be further authorized to make an allotment of existing or newly issued shares without consideration to (a) employees of AMPSA or certain categories amongst those; (b) employees of companies or economic interest grouping in which AMPSA holds directly or indirectly at least ten per cent (10%) of the share capital or voting rights; (c) employees of companies or economic interest grouping holding directly or indirectly at least ten per cent (10%) of the share capital or voting rights of AMPSA (d) employees of companies or economic interest grouping in which at least fifty per cent (50%) of the share capital or voting rights is held directly or

Delaware	Luxembourg

indirectly by a company which holds directly or indirectly at least fifty per cent (50%) of the share capital of AMPSA; (e) corporate officers of AMPSA or of the companies or economic interest grouping listed in point (b) to (d) above or certain categories amongst those.
The authorization to the board of directors to issue additional shares or other instruments as described above within the authorized share capital (and to limit, restrict, or waive, as the case may be, preferential subscription rights) as well as the authorization to allot shares without consideration may be valid for a period of up to five years, starting from either the date of the minutes of the extraordinary general meeting resolving upon such authorization or starting from the date of the publication of the minutes of the extraordinary general meeting resolving upon such authorization in the Luxembourg official gazette (Recueil Electronique des Sociétés et Associations “RESA”). The authorization may be renewed, increased or reduced by a resolution of the extraordinary general meeting of shareholders, with the quorum and majority rules set for the amendment of the Articles.
The Articles authorize its board of directors to issue new Shares, to grant options to subscribe for new Shares, to issue any other instruments convertible into or repayable by or exchangeable for new Shares (whether provided in the terms at issue or subsequently provided), to issue bonds with warrants or other rights to subscribe for new Shares attached, or through the issue of standalone warrants or any other instrument carrying an entitlement to, or the right to subscribe for, new Shares,

	Delaware	Luxembourg
up to a maximum of the authorized but as yet unissued share capital of the Company to such persons and on such terms as the board of directors determines in its absolute discretion AMPSA for a period ending five years after July 8, 2022 unless such period is extended, amended or renewed. Accordingly, the board of directors is authorized to issue Shares up to the limits of authorized share capital until such date. AMPSA currently intends to seek renewals and/or extensions as required from time to time.
APPRAISAL RIGHTS	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	Neither Luxembourg Law nor the Articles provide for appraisal rights.
SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing.
A shareholder meeting must always be called if the matter to be considered requires a shareholder resolution under Luxembourg Law or the Articles.
Pursuant to Luxembourg Law, shareholders of a public limited liability company may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a Luxembourg notary public or under private seal, depending on the nature of the matter.
Shareholders may vote in person, by proxy or, if the articles of association provide for that possibility, by correspondence.
The Articles provide for the possibility of vote in writing (by way of a voting form provided by the Company) on resolutions

	Delaware	Luxembourg
submitted to the general meeting, provided that the voting form includes (a) the name, first name, address and the signature of the relevant AMPSA shareholder, (b) the indication of the shares for which the AMPSA shareholder will exercise such right, (c) the agenda as set forth in the convening notice and (d) the voting instructions (approval, refusal, abstention) for each point of the agenda.
MEETINGS OF SHAREHOLDERS
Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.
Under the DGCL, a corporation’s certificate of incorporation or bylaws can specify the number of shares that constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Pursuant to Luxembourg Law, at least one general meeting of shareholders must be held each year, within six months as from the close of the financial year, except for the first annual general meeting of shareholders which may be held within 18 months from incorporation. The purpose of such annual general meeting is to approve the annual accounts, allocate the results, proceed to statutory appointments and resolve on the discharge of the directors.
Other general meetings of shareholders may be convened.
Luxembourg Law distinguishes between ordinary resolutions to be adopted and extraordinary resolutions to be adopted by the general meeting of shareholders. Extraordinary resolutions relate to proposed amendments to the articles of association and other limited matters. All other resolutions are ordinary resolutions.
Pursuant to Luxemburg law, there is no requirement of a quorum for any ordinary resolutions to be considered at a general meeting and such ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution. The Articles provide that ordinary general meetings (including the annual general meeting) the holders of in excess of

Delaware	Luxembourg

one-third (1∕3) of the share capital in issue present in person or by proxy shall form a quorum for the transaction of business and ordinary resolutions are approved by the affirmative votes of a simple majority of the votes validly cast. Abstentions are not considered “votes.”
Extraordinary resolutions are required for, among others, any of the following matters: (i) an increase or decrease of the authorized or issued share capital, (ii) a limitation or exclusion of preemptive rights, (iii) approval of a statutory merger or de-merger (scission), (iv) dissolution, (v) an amendment of the articles of association and (vi) change of nationality.
Pursuant to Luxembourg Law for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one half (50%) of the issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (except as otherwise provided by mandatory law) by a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”
1915 Law provides that if, as a result of losses, net assets fall below half of the share capital of the company, the board of directors shall convene an extraordinary general meeting of shareholders so that it is held within a period not exceeding two months from the time at which the loss was or should have been ascertained by them and such meeting shall resolve on the possible dissolution of the company and possibly on other

	Delaware	Luxembourg
measures announced in the agenda. The board of directors shall, in such situation, draw up a special report which sets out the causes of that situation and justify its proposals eight days before the extraordinary general meeting. If it proposes to continue to conduct business, it shall set out in the report the measures it intends to take in order to remedy the financial situation of the company. The same rules apply if, as a result of losses, net assets fall below one-quarter of the share capital provided that in such case dissolution shall take place if approved by one-fourth of the votes casts at the extraordinary general meeting.
DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS
Under the DGCL, the board of directors, subject to any restrictions in the corporation’s certificate of incorporation, may declare and pay dividends out of:
•
surplus of the corporation, which is defined as net assets less statutory capital; or

•
if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year.

If, however, the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the board of directors shall not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.
Under the DGCL, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these

Under Luxembourg Law, the amount and payment of annual dividends or other distributions is determined by a simple majority vote at a general shareholders’ meeting based on the recommendation of the board of directors. Pursuant to the Articles, the board of directors has the power to pay interim dividends or make other distributions in accordance with applicable Luxembourg Law. Distributions may be lawfully declared and paid if AMPSA’s net profits and/or distributable reserves are sufficient under Luxembourg Law. No distributions may be made to the holders of Ordinary Shares during a financial year if there is any Delta or New Delta on the Preferred Shares, or unless all the Preferred Shares are redeemed. All Ordinary Shares rank pari passu with respect to the payment of dividends or other distributions unless the right to dividends or other distributions has been suspended in accordance with the Articles or applicable law.
Under Luxembourg Law, at least 5% of AMPSA’s net profits per

Delaware	Luxembourg
shares if such repurchase or redemption would impair the capital of the corporation. A corporation may, however, purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets to a preference over another class or series of its shares if such shares will be retired and the capital reduced.
year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of AMPSA’s issued share capital. The allocation to the legal reserve becomes compulsory again when the legal reserve no longer represents 10% of AMPSA’s issued share capital. The legal reserve is not available for distribution.
Pursuant to Luxembourg Law, AMPSA (or any party acting on its behalf) may repurchase its own shares and hold them in treasury, provided that:
•
the shareholders at a general meeting have previously authorized the board of directors to acquire its shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years), and, in the case of acquisition for value, the maximum and minimum consideration;

•
the acquisitions, including shares previously acquired by AMPSA and held by it and shares acquired by a person acting in his or her own name but on AMPSA’s behalf, may not have the effect of reducing the net assets below the amount of the issued share capital plus the reserves (which may not be distributed by law or under the Articles);

•
the shares repurchased are fully paid-up; and

•
the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a

Delaware	Luxembourg

general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to AMPSA’s shareholders.
No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to AMPSA, provided that the board of directors informs the next general meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent, and the consideration paid for them, and (ii) in the case of shares acquired by either AMPSA or by a person acting on its behalf with a view to redistributing the shares to its staff or staff of its controlled subsidiaries, provided that the distribution of such shares is made within twelve months from their acquisition.
Luxembourg Law provides for further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce AMPSA’s share capital or the acquisition of shares issued as redeemable shares. Such acquisitions may not have the effect of reducing net assets below the aggregate of subscribed capital and reserves (which may not be distributed by law) and are subject to specific provisions on reductions in share capital and redeemable shares under Luxembourg Law.
Any shares acquired in contravention of the above provisions must be resold within a period of one year after the

	Delaware	Luxembourg

acquisition or be cancelled at the expiration of the one-year period.
As long as shares are held in treasury, the voting rights attached thereto are suspended. Further, to the extent the treasury shares are reflected as assets on AMPSA’s balance sheet a non-distributable reserve of the same amount must be reflected as a liability. The Articles provide that Shares may be acquired in accordance with the law.
The Articles authorize the board of directors to purchase AMPSA’s own shares in accordance with Luxembourg Law on such terms and in such manner as may be authorized by the general meeting of shareholders in an ordinary resolution, subject to the rules of any stock exchange on which AMPSA’s shares are traded. The articles provide that the board of directors is authorized for a period of 5 years from July 8, 2022 to make (i) open market repurchases of shares subject to certain conditions and (ii) repurchases of shares other than as described in (i) where the same terms are offered to all shareholders in a similar situation, it being understood that holders of Preferred Shares shall not be deemed to be in a similar situation to holders of Ordinary Shares.

NUMBER OF DIRECTORS	A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors.
Pursuant to Luxembourg Law, the AMPSA board must be composed of at least three directors. They are appointed by the general meeting of shareholders (by proposal of the board of directors, the shareholders, or a spontaneous candidacy) by a simple majority of the votes cast. Directors may be reelected, but the term of their office may not exceed six years.
The Articles provide that the board of directors shall be composed of at least three directors and no more

	Delaware	Luxembourg
than fifteen directors, to be elected by a simple majority vote at a general meeting. Abstentions are not considered “votes.”
VACANCIES ON BOARD OF DIRECTORS	The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Under Luxembourg Law in case of vacancy of the office of a director appointed by the general meeting, unless the vacancy results from the removal of a director by the shareholders, the remaining directors so appointed may fill the vacancy on a provisional basis. In such circumstances, the next general meeting shall make the final appointment. The decision to fill a vacancy is taken by the remaining directors by simple majority vote.
The Articles provide that in case of a vacancy the remaining members of the board of directors may elect a director to fill the vacancy. A director so appointed shall be appointed to the class of directors that the director he or she is replacing belonged to, provided that such director shall hold office only until ratification by the shareholders of his or her appointment at the next following general meeting and, if such general meeting does not ratify the appointment, such director shall vacate his or her office at the conclusion thereof.

REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS	Under Delaware law, a board of directors can be divided into classes. The board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term.
Under Luxembourg Law, a director may be removed by the general meeting of shareholders (by proposal of the board of directors, the shareholders, or a spontaneous request) by a simple majority of the votes cast, with or without cause.
The Articles provide for three different classes of directors designated Class I, Class II and Class III. The Class I Directors are appointed for a one (1) year term of office, the Class II Directors are appointed for a two (2) year term of office and the Class III Directors are appointed for a three

	Delaware	Luxembourg
(3) year term of office. At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three (3) year term of office.
CUMULATIVE VOTING	Under the DGCL, a corporation may adopt in its certificate of incorporation that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	Not applicable.
AMENDMENT OF GOVERNING DOCUMENTS
Under the DGCL, a certificate of incorporation may be amended if:
•
the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and

•
the holders of at least a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise.
Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws.

Under Luxembourg Law, amendments to the Articles require an extraordinary general meeting of shareholders held in front of a Luxembourg notary at which at least one half (50%) of the share capital is present or represented.
The notice of the extraordinary general meeting shall set out the proposed amendments to the articles of association.
If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice published in the Luxembourg official electronic gazette (RESA) and in a Luxembourg newspaper 15 days before the meeting. The second meeting shall be validly constituted regardless of the proportion of the share capital present or represented.
At both meetings, resolutions will be adopted if approved by at least two-thirds of the votes cast by shareholders (unless otherwise required by Luxembourg Law or the articles of association). Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders

Delaware	Luxembourg

changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares.
An increase of the commitments of its shareholders requires the unanimous consent of the shareholders.
The Articles provide that for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one-half of AMPSA’s issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) by a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”
In very limited circumstances, the board of directors may be authorized by the shareholders to amend the articles of association, albeit always within the limits set forth by the shareholders at a duly convened shareholders’ meeting. This is the case in the context of AMPSA’s authorized share capital within which the board of directors is authorized to issue further Shares. The board of directors is then authorized to appear in front of a Luxembourg notary to record the capital increase and to amend the share capital set forth in the Articles. The above also applies in case of the transfer of AMPSA’s registered office outside the current municipality.

	Delaware	Luxembourg
INDEMNIFICATION OF DIRECTORS AND OFFICERS
The DGCL generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination made by the corporation that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination shall be made, in the case of an individual who is a director or officer at the time of the determination:
•
by a majority of the disinterested directors, even though less than a quorum;

•
by a committee of disinterested directors designated by a majority vote of disinterested, directors, even though less than a quorum;

•
by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

•
by the stockholders.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.
The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those
Luxembourg Law permits AMPSA to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards AMPSA or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by AMPSA, except in connection with criminal offences, gross negligence or fraud.

	Delaware	Luxembourg
individuals’ commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.
LIMITED LIABILITY OF DIRECTORS	Delaware law permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Luxembourg Law does not provide for an ex ante limitation of liability but it permits AMPSA to keep directors indemnified as set out above.
ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS
Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.
For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance

One or several shareholders holding at least 10% of the share capital may request the addition of one or several items on the agenda of a general meeting. Such request must be addressed to the registered office of AMPSA by registered mail at least five days before the general meeting.
If one or more shareholders representing at least 10% of the share capital request so in writing, with an indication of the agenda, the convening of a general meeting, the board of directors or the statutory auditor must convene a general meeting. The general meeting must be held within a period of one month from receipt of such request.

	Delaware	Luxembourg
with the Exchange Act and the rules and regulations promulgated thereunder.
SHAREHOLDERS’ SUITS
Under Delaware law, a stockholder may bring a derivative action on a company’s behalf to enforce the rights of a company. An individual also may commence a class action lawsuit on behalf of himself or herself and other similarly situated stockholders if the requirements for maintaining a class action lawsuit under Delaware law are met. An individual may institute and maintain a class action lawsuit only if such person was a stockholder at the time of the transaction that is the subject of the lawsuit or his or her shares thereafter devolved upon him or her by operation of law. In addition, the plaintiff must generally be a stockholder through the duration of the lawsuit.
Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the lawsuit may be prosecuted, unless such demand would be futile.

Under Luxembourg Law, the board of directors has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against board members).
Shareholders generally do not have the authority to initiate legal action on a company’s behalf unless the company fails abusively to exercise its legal rights. However, a company’s shareholders may vote at a general meeting to initiate legal action against directors on grounds that the directors have failed to perform their duties.
Luxembourg Law does not provide for class action lawsuits.
However, it is possible for plaintiffs who have similar but separate claims against the same defendant(s) to bring an action on a “group” basis by way of a joint action. It is also possible to ask the court, under article 206 of the Luxembourg New Civil Procedure Code, to join claims which are closely related and to rule on them together.
In addition, minority shareholders holding an aggregate of 10% of the voting rights and who voted against the discharge to a director at the annual general meeting of the company can initiate legal action against the director on behalf of the company.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders from time to time of up to 496,275,894 Ordinary Shares and 5,626,305 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants that were automatically converted into Warrants upon consummation of the Merger.
The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares and Warrants other than through a public sale.
The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Ordinary Shares and/or Warrants for resale to the public, the aggregate number of Ordinary Shares and/or Warrants beneficially owned and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
For purposes of the “Ordinary Shares” table below, we have based percentage ownership on 603,322,238 Ordinary Shares and for purposes of the “Warrants” table below, we have based percentage ownership on 16,749,984 Warrants outstanding, as of the date of this prospectus, which became exercisable for Ordinary Shares on September 3, 2021.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Ordinary Shares and Warrants. As such, we are unable to declare the number of Ordinary Shares and Warrants that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Ordinary Shares and/or Warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares and/or Warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such Ordinary Shares or Warrants in this offering. See “Plan of Distribution.”
The shares owned by the persons named below do not have voting rights different from the shares owned by other holders. Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o AMPSA, 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg.

	Ordinary Shares
	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering(2)
Name of Selling Securityholder	Ordinary Shares	Percentage(1)	Ordinary Shares	Ordinary Shares	Percentage
Ardagh Group S.A.(3)	454,375,314	75.31%	454,375,314	—	—
Gores Pipe, LLC(4)	1,880,001	*	1,880,001	—	—
Platinum Equity, LLC(5)	4,058,024	*	1,526,774	2,531,250	*
AEG Holdings, LLC(6)	5,557,590	*	3,433,830	2,123,760	*
Empyrean Capital Overseas Master Fund, Ltd.(7)	4,000,000	*	4,000,000	—	—
Nomura Global Financial Products Inc.(8)	3,419,010	*	3,419,010	—	—
BlackRock, Inc.(9)	3,000,000	*	3,000,000	—	—
Brahman Partners V, L.P.(10)	2,847,716	*	1,553,130	1,294,586	*
AIO VII S.à r.l.(11)	2,495,385	*	1,250,000	1,245,385	*
The Canyon Value Realization Master Fund, L.P.(12)	5,391,921	*	2,251,920	3,140,001	*
Weiss Strategic Interval Fund(13)	1,869,122	*	1,869,122	—	—
TCLS I, LP(14)	1,720,028	*	736,602	983,426	*
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(15)	1,634,000	*	1,634,000	—	—
Weiss Multi-Strategy Partners LLC(16)	1,579,548	*	1,579,548	—	—
Vin White Fund Ltd.(17)	1,248,593	*	1,248,593	—	—
Crescent Park Master Fund, L.P.(18)	837,336	*	558,756	278,580	*
VTPE Investments LLC(19)	1,100,000	*	1,100,000	—	—
TCDS I, LP(20)	1,107,426	*	544,787	562,639	*
OGI Associates LLC(21)	939,314	*	939,314	—	—
Canyon Balanced Master Fund, Ltd.(22)	2,131,294	*	851,830	1,279,464	*
Canyon Value Realization Fund, L.P.(23)	2,015,599	*	835,080	1,180,519	*
Shotfut Menayot Chul – Phoenix Amitim (The Phoenix Insurance Company Ltd.)(24)	800,000	*	800,000	—	—
Amzak Capital Management LLC(25)	700,000	*	700,000	—	—
Topia Ventures, LLC(26)	700,000	*	700,000	—	—
Edward A. Johnson(27)	679,414	*	135,304	544,110	*
Randall Bort(28)	25,000	*	25,000	—	—
William Patton(28)	25,000	*	25,000	—	—
Jeffrey Rea(28)	25,000	*	25,000	—	—
All Other Selling Securityholders(29)	5,675,463	*	5,277,979	397,484	*

*
Less than one percent of outstanding Ordinary Shares.

(1)
In calculating the percentages, (a) the numerator is calculated by adding the aggregate number of Ordinary Shares held by such beneficial owner and the total number of Warrants held by such beneficial owner (if any); and (b) the denominator, unless otherwise noted, is calculated by adding the aggregate number of Ordinary Shares outstanding and the number of Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner, if any (but not the number of Ordinary Shares issuable upon the exercise of Warrants held by any other beneficial owner).
(2)
Assumes the sale of all Ordinary Shares offered in this prospectus.

(3)
The business address of Ardagh Group S.A. is 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg.

(4)
The business address of Gores Pipe, LLC is 6260 Lookout Road Boulder, CO 80301.

(5)
Total Ordinary Shares beneficially owned by Platinum Equity, LLC includes 2,531,250 Ordinary Shares issuable upon exercise of Warrants that became exercisable on September 3, 2021. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. Tom Gores is the brother of Alec Gores, who was the former Chairman of Gores Holdings V, Inc. The business address of Platinum Equity, LLC is 360 N. Crescent Drive, Beverly Hills, CA 90210.

(6)
Total Ordinary Shares beneficially owned by AEG Holdings, LLC includes 2,123,760 Ordinary Shares issuable upon exercise of Warrants that became exercisable on September 3, 2021. Alec Gores is the Chairman of AEG Holdings, LLC and was the former Chairman of the board of directors of Gores Holdings V, Inc. The business address of AEG Holdings, LLC is 6260 Lookout Rd., Boulder, CO 80301.

(7)
Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has voting and investment control of the Ordinary Shares held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the Ordinary Shares held by ECOMF. The address of each of ECOMF, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(8)
The business address of Nomura Global Financial Products Inc. is 309 West 49th Street, New York, NY 10019.

(9)
The registered holders of the referenced Ordinary Shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock High Yield Portfolio of BlackRock Series Fund II, Inc.; BGF Global High Yield Bond Fund; BlackRock High Yield Bond Portfolio of BlackRock Funds V; BGF US Dollar High Yield Bond Fund; Brighthouse Funds Trust I — BlackRock High Yield Portfolio; BlackRock Corporate High Yield Fund, Inc.; BlackRock High Yield V.I. Fund of BlackRock Variable Series Funds II, Inc.; BlackRock Income Fund of BlackRock Funds V; and Multi-Strategy Credit Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the Ordinary Shares held by the funds and accounts which are the registered holders of the referenced Ordinary Shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all Ordinary Shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Ordinary Shares shown include only the securities being registered for resale and may not incorporate all Ordinary Shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(10)
Total Ordinary Shares beneficially owned by Brahman Partners V, L.P. includes 271,048 Ordinary Shares issuable upon exercise of Warrants that became exercisable on September 3, 2021. The business address of Brahman Partners V, L.P. is 655 Third Avenue 11th Floor New York, NY 10017.

(11)
Total Ordinary Shares beneficially owned by AIO VII S.à r.l. includes 1,245,385 Ordinary Shares issuable upon exercise of Warrants that became exercisable on September 3, 2021.

(12)
The Selling Securityholder is currently party to an investment advisory agreement (or similarly titled agreement) with Canyon Capital Advisors LLC (“Canyon”), pursuant to which Canyon is granted discretionary right, power and authority to manage, and vote with respect to certain of the Selling Securityholder’s investments, including its investment in the Ordinary Shares (“Voting and Investment Power”). Canyon is ultimately owned by family limited liability companies and/or trusts that are ultimately controlled by Joshua S. Friedman and Mitchell R. Julis (the “Principals”). Canyon and each of the Principals disclaim beneficial ownership of the Ordinary Shares, except to the extent of Voting and Investment Power. The address of the foregoing individuals and entities is c/o Canyon Capital Advisors LLC, 2728 N. Harwood Street, 2nd Floor, Dallas, Texas 75201.
(13)
The business address of Weiss Strategic Interval Fund is One State Street, 20th Floor, Hartford CT 06103.

(14)
The business address of TCLS I, LP is 75 Rockefeller Plaza, Suite 1600A, New York, NY 10019.

(15)
The business address of Fidelity Securities Fund: Fidelity Small Cap Growth Fund is Mag & Co. c/o Brown Brothers Harriman & Co., Attn: Corporate Actions /Vault, 140 Broadway, New York, NY 10005.

(16)
The business address of Weiss Multi-Strategy Partners LLC is One State Street, 20th Floor, Hartford, CT 06103.

(17)
The business address of Vin White Fund Ltd. is One State Street, 20th Floor, Hartford, CT 06103.

(18)
The business address of Crescent Park Master Fund, L.P. is 1900 University Avenue, Suite 501, East Palo Alto, CA 94303.

(19)
The business address of VTPE Investments LLC is 14747 N. Northsight Blvd., Ste. 111-431 Scottsdale, AZ 85260.

(20)
The business address of TCDS I, LP is 75 Rockefeller Plaza, Suite 1600A, New York, NY 10019.

(21)
The business address of OGI Associates LLC is One State Street, 20th Floor, Hartford, CT 06103.

(22)
The Selling Securityholder is currently party to an investment advisory agreement (or similarly titled agreement) with Canyon Capital Advisors LLC (“Canyon”), pursuant to which Canyon is granted discretionary right, power and authority to manage, and vote with respect to certain of the Selling Securityholder’s investments, including its investment in the Ordinary Shares (“Voting and Investment Power”). Canyon is ultimately owned by family limited liability companies and/or trusts that are ultimately controlled by Joshua S. Friedman and Mitchell R. Julis (the “Principals”). Canyon and each of the Principals disclaim beneficial ownership of the Ordinary Shares, except to the extent of Voting and Investment Power. The address of the foregoing individuals and entities is c/o Canyon Capital Advisors LLC, 2728 N. Harwood Street, 2nd Floor, Dallas, Texas 75201.

(23)
The Selling Securityholder is currently party to an investment advisory agreement (or similarly titled agreement) with Canyon Capital Advisors LLC (“Canyon”), pursuant to which Canyon is granted discretionary right, power and authority to manage, and vote with respect to certain of the Selling Securityholder’s investments, including its investment in the Ordinary Shares (“Voting and Investment Power”). Canyon is ultimately owned by family limited liability companies and/or trusts that are ultimately controlled by Joshua S. Friedman and Mitchell R. Julis (the “Principals”). Canyon and each of the Principals disclaim beneficial ownership of the Ordinary Shares, except to the extent of Voting and Investment Power. The address of the foregoing individuals and entities is c/o Canyon Capital Advisors LLC, 2728 N. Harwood Street, 2nd Floor, Dallas, Texas 75201.

(24)
The business address of Shotfut Menayot Chul — Phoenix Amitim (The Phoenix Insurance Company Ltd.) is Derech HaShalom 53; Givatayim, ISRAEL 5345433.

(25)
The business address of Amzak Capital Management LLC is 980 N Federal Highway, Suite 315, Boca Raton, FL 33432.

(26)
The business address of Topia Ventures, LLC is c/o Topia Ventures Management, LLC, 104 W. 40th Street, 19th Floor, New York, NY 10018.

(27)
Total Ordinary Shares beneficially owned by Edward A. Johnson includes 73,915 Ordinary Shares issuable upon exercise of Warrants that became exercisable on September 3, 2021. The business address of Edward A. Johnson is 3130 N. Harwood St. Apartment 1901, Dallas, TX 75201.

(28)
Party to the Registration Rights and Lock-Up Agreement dated August 4, 2021. Messrs. Bort, Patton and Rea were former directors of Gores Holdings V, Inc.

(29)
The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding Ordinary Shares. This includes Ordinary Shares owned by Mark Stone and Andrew McBride. Mark Stone and Andrew McBride were the former Chief Executive Officer and Chief Financial Officer of Gores Holdings V, Inc., respectively.

	Warrants
	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering(2)
Name of Selling Securityholder	Warrants	Percentage(1)	Warrants	Warrants	Percentage
AEG Holdings, LLC(3)	2,123,760	12.68%	2,123,760	—	—
Platinum Equity, LLC(4)	2,531,250	15.11%	2,531,250	—
Brahman Partners V, L.P.(5)	271,048	1.62%	—	271,048	1.62%
Jacob Kotzubei(6)	250,000	1.49%	250,000	—	—
Brahman Partners VI, L.P.(7)	4,027	*	—	4,027	*
Healthcare of Ontario Pension Plan Trust Fund(8)	400,000	2.39%	—	400,000	2.39%
Mark Barnhill(9)	31,250	*	31,250	—	—
Mary Ann Sigler(10)	31,250	*	31,250	—
Mapagosa I, LLC(11)	31,250	*	31,250	—
Jennifer Kwon Chou(12)	25,593	*	25,593	—
Barret Sprowl(13)	33,525	*	33,525	—
Joseph Skarzenski(14)	21,552	*	21,552	—
Mark Stone(15)	296,875	1.77%	296,875	—
Louis Samson(16)	250,000	1.49%	250,000	—
Alyeska Master Fund, L.P.(17)	60,159	*	—	60,159	*

*
Less than one percent of outstanding Warrants.

(1)
In calculating the percentages, (a) the numerator is calculated by adding the total number of Warrants held by such beneficial owner; and (b) the denominator is calculated by adding the aggregate number of outstanding Warrants.

(2)
Assumes the sale of all Warrants offered in this prospectus.

(3)
Alec Gores is the Chairman of AEG Holdings, LLC and was the former Chairman of the board of directors of Gores Holdings V, Inc. The business address of AEG Holdings, LLC is 6260 Lookout Rd., Boulder, CO 80301.

(4)
Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. Tom Gores is the brother of Alec Gores, who was the former Chairman of Gores Holdings V, Inc. The business address of Platinum Equity, LLC is 360 N. Crescent Drive, Beverly Hills, CA 90210.

(5)
The business address of Brahman Partners V, L.P. is 655 Third Avenue 11th Floor, New York, NY 10017.

(6)
The business address of Jacob Kotzubei is 6260 Lookout Road, Boulder, CO 80301.

(7)
The business address of Brahman Partners VI, L.P. is 655 Third Avenue 11th Floor, New York, NY 10017.

(8)
The business address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.

(9)
The business address of Mark Barnhill is 6260 Lookout Road, Boulder, CO 80301.

(10)
The business address of Mary Ann Sigler is 6260 Lookout Road, Boulder, CO 80301.

(11)
The business address of Mapagosa I, LLC, is 1133 14th Street, Unit 2320, Denver, CO 80202.

(12)
The business address of Jennifer Kwon Chou is 6260 Lookout Road, Boulder, CO 80301.

(13)
The business address of Barret Sprowl is 6260 Lookout Road, Boulder, CO 80301.

(14)
The business address of Joseph Skarzenski is 6260 Lookout Road, Boulder, CO 80301.

(15)
The business address of Mark Stone is 6260 Lookout Road, Boulder, CO 80301.

(16)
The business address of Louis Samson is 6260 Lookout Road, Boulder, CO 80301.

(17)
The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

MATERIAL LUXEMBOURG TAX CONSIDERATIONS
The following is a general description of certain Luxembourg tax considerations relating to AMPSA and the holders of Ordinary Shares or Warrants. It does not purport to be a complete analysis of all tax considerations in relation to the Ordinary Shares or Warrants. Prospective purchasers should consult their own tax advisers as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the securities and the consequences of such actions under the tax laws of those countries. This overview is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date, even with retroactive effect.
The comments below are intended as a basic overview of certain tax consequences in relation to AMPSA and the purchase, ownership and disposition of Ordinary Shares or Warrants under Luxembourg Law. Tax matters are complex, and the tax consequences of the offering to a particular holder of Ordinary Shares or Warrants will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his or her own tax advisor for a full understanding of the tax consequences of the offering to him or her, including the applicability and effect of Luxembourg tax laws.
The summary in this Luxembourg taxation section does not address the Luxembourg tax consequences for a holder of Ordinary Shares or Warrants who:
(i)
is an investor as defined in a specific law (such as the law on family wealth management companies of 11 May 2007, as amended, the law on undertakings for collective investment of 17 December 2010, as amended, the law on specialized investment funds of 13 February 2007, as amended, the law on reserved alternative investment funds of 23 July 2016, the law on securitisation of 22 March 2004, as amended, the law on venture capital vehicles of 15 June 2004, as amended and the law on pension saving companies and associations of 13 July 2005;

(ii)
is a Luxembourg resident individual;

(iii)
is, in whole or in part, exempt from tax; or

(iv)
acquires, owns or disposes of Ordinary Shares or Warrants in connection with a membership of a management board, a supervisory board, an employment relationship, a deemed employment relationship or management role.

Where in this summary English terms and expressions are used to refer to Luxembourg tax concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Luxembourg concepts under Luxembourg Law.
Taxation of AMPSA
AMPSA is subject to Luxembourg tax on its worldwide profits at the current combined ordinary rate of 24.94% for Luxembourg City, including the 17% corporate income tax, a 6.75% municipal business tax and a solidarity surcharge (together the “Income Tax”).
In principle, dividends and capital gains realized by AMPSA are subject to Income Tax in Luxembourg. However, provided the conditions of the Luxembourg participation exemption regime are met, dividends and capital gains realized by AMPSA upon the disposal of Shares are not taxable in Luxembourg. The Luxembourg participation exemption does not apply to the extent of previously deducted expenses, write-offs, and/or realized losses relating to the relevant participation i.e., those are recaptured. Certain general, as well as specific, anti-abuse provisions may also apply.
Luxembourg net wealth tax (“NWT”) will be due annually by AMPSA at the rate of 0.5% on its total net asset value below or equal to €500 million. The tranche above €500 million will be taxed at a rate of 0.05%.
Shareholdings qualifying for the Luxembourg participation exemption regime are excluded from the NWT basis provided that, the relevant entity holds a direct shareholding in a qualifying subsidiary representing at least 10% of the qualifying subsidiary’s share capital or having an acquisition cost (including both share capital and share premium) of at least €1.2 million; there is no minimum holding period requirement.

Companies for which the sum of fixed financial assets (i.e., financial assets notably including shares and loans, transferable securities and cash) exceeds 90% of their total balance sheet and €350,000 are liable to a minimum annual NWT of €4,815. Other companies are liable to a minimum progressive tax (in an amount up to €32,100), depending on the total assets on their balance sheet.
Withholding taxation
Any dividends distributed by AMPSA will in principle be subject to a 15% withholding tax unless an exemption or a treaty reduction applies.
The concept “dividends distributed by AMPSA” as used in this Luxembourg taxation paragraph includes, but is not limited to, distributions in cash or in kind, proceeds paid by AMPSA upon a redemption or repurchase of Ordinary Shares and repayments of capital.
Luxembourg taxation of the holders
Luxembourg tax residence of the holders
Holders will not be deemed to be resident, domiciled or carrying on business in Luxembourg for income tax purposes solely by reason of holding, execution, performance, delivery, exchange and/or enforcement of the Ordinary Shares or Warrants.
Taxation of Luxembourg non-residents
Holders who are non-residents of Luxembourg and who do not have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg with which the holding of the Ordinary Shares or Warrants is connected, are not liable to any Luxembourg income tax (other than a tax potentially levied by way of withholding at source), whether they receive payments upon redemption or repurchase of all Ordinary Shares or Warrants, or realize capital gains on the sale of any Ordinary Shares or Warrants, unless they sell a participation of more than 10% in the capital of AMPSA within 6 months of its acquisition or they have been a resident of Luxembourg for tax purposes for at least 15 years and have become a non-resident within the five years preceding the realization of the gain.
Taxation of Luxembourg residents
Holders who are Luxembourg resident companies (société de capitaux) or foreign entities which have a permanent establishment or a permanent representative in Luxembourg with which the holding of the Ordinary Shares or Warrants is connected, must include in their taxable income any income (including dividends) and the difference between the sale or redemption price and the tax book value of the Ordinary Shares or Warrants sold or redeemed, unless for Ordinary Shares the conditions of the Luxembourg participation exemption regime are met.
Net Wealth Tax
Luxembourg NWT will not be levied on the Ordinary Shares or Warrants held by a corporate holder, unless: (a) such holder is a Luxembourg resident or (b) such Ordinary Shares or Warrants are attributable to an enterprise or part thereof which is carried on by a non-resident company in Luxembourg through a permanent establishment. Ordinary Shares qualifying for the Luxembourg participation exemption regime are excluded from the NWT basis.
Other Taxes
No registration tax will be payable by a holder of Ordinary Shares or Warrants upon the disposal of Ordinary Shares or Warrants by sale or exchange. The issuance as well as the redemption of shares by a Luxembourg resident company as well as any other changes to its articles of association are subject to a fixed registration tax in Luxembourg amounting to €75. Registration duties may, moreover, be due if documents relating to the Ordinary Shares or Warrants are (i) voluntarily registered in Luxembourg, (ii) appended to a document that requires obligatory registration in Luxembourg or (iii) deposited with the official records of a Luxembourg notary.
There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the Ordinary Shares or Warrants or in respect of the payment under the Ordinary Shares or Warrants or in respect of the transfer of the Ordinary Shares and/or Warrants.
No Luxembourg inheritance tax is levied on the transfer of the Ordinary Shares or Warrants upon the death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. Where a holder is a resident or a deemed resident of Luxembourg for at the time of his or her death, the Ordinary Shares or Warrants are included in his taxable estate for inheritance tax assessment purposes. No Luxembourg gift tax will be levied on the transfer of the Ordinary Shares or Warrants by way of gift unless the gift is registered in Luxembourg.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax considerations to beneficial owners relating to the acquisition, ownership and disposition of the Ordinary Shares and Warrants (“AMPSA Securities”). This discussion applies only to Ordinary Shares and Warrants held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or status, including the Medicare contribution tax on net investment income, or holders who are subject to special rules, including:
•
brokers or dealers;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•
banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•
U.S. expatriates or former long-term residents of the United States;

•
persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the Ordinary Shares;

•
persons holding AMPSA Securities as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons who purchase Ordinary Shares as part of the PIPE;

•
persons that received AMPSA Securities as compensation for services; or

•
controlled foreign corporations or passive foreign investment companies.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds AMPSA Securities, the tax treatment of a partner in such partnership will depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors regarding the U.S. federal income tax treatment of holding the AMPSA Securities.
This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published guidance by the Internal Revenue Service (the “IRS”) and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of AMPSA Securities. AMPSA has not sought and does not intend to seek any rulings from the IRS regarding the AMPSA Securities. There is no assurance that the IRS will not take positions concerning the tax consequences of holding the AMPSA Securities that are different from those discussed below, or that any such different positions would not be sustained by a court.
THE DISCUSSION BELOW IS A GENERAL SUMMARY. IT IS NOT A SUBSTITUTE FOR TAX ADVICE. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE AMPSA SECURITIES.
U.S. Holders
The section applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of AMPSA Securities that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income tax regardless of its source; or

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a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Ordinary Shares
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received, but only to the extent that the distribution is paid out of AMPSA’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because AMPSA does not maintain, nor is it required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is expected that any distributions generally will be reported to U.S. Holders as dividends. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations.
With respect to non-corporate U.S. holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants” below) if Ordinary Shares are readily tradable on an established securities market in the United States (which they will be if Ordinary Shares are traded on the NYSE) and certain other requirements are met, including that AMPSA is not classified as a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in a given year. U.S. holders should consult their own tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Ordinary Shares.
As discussed in the section of this registration statement captioned “Material Luxembourg Tax Considerations”, withholding taxes may be imposed under Luxembourg Law upon dividends paid by AMPSA. Subject to certain conditions and limitations, withholding taxes on dividends paid by AMPSA may be treated as foreign taxes eligible for credit or deduction against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit or deduction under their particular circumstances.
Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of AMPSA Securities in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. holder on a taxable disposition of AMPSA Securities generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such Ordinary Shares or Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of AMPSA Securities generally will be treated as U.S. source gain or loss.
Exercise or Lapse of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize gain or loss upon the exercise of a Warrant for cash. A U.S. holder’s tax basis in an Ordinary Share received upon exercise of the Warrant generally should be an amount equal to the sum of (i) the U.S. holder’s tax basis in the Warrant exchanged therefor and (ii) the exercise price. The U.S. holder’s holding period for an Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.
The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. holder’s basis in the Ordinary Shares received would equal the holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the Ordinary Shares would be treated as commencing on the date of exercise of the Warrants or the day following the date of exercise of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exercised therefor.
It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the Warrants deemed surrendered and (ii) the U.S. holder’s tax basis in the surrendered warrants. In this case, a U.S. holder’s tax basis in the Ordinary Shares received would equal the U.S. holder’s tax basis in the Warrants exercised (meaning, the Warrants disposed of by the U.S. holder in the cashless exercise, other than the surrendered warrants) and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement captioned “Description of Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Warrant would, however, be treated as receiving a constructive distribution from AMPSA if, for example, the adjustment increases the holder’s proportionate interest in AMPSA’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash to the holders of the Ordinary Shares which is taxable to the U.S. holders of such shares as described under “— Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such Warrant received a cash distribution from AMPSA equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
The treatment of U.S. holders of the AMPSA Securities could be materially different from that described above if AMPSA is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such non-U.S. corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and certain rents. The determination of whether a non-U.S. corporation is a PFIC is based upon the composition of such non-U.S. corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.
Based on the composition of AMPSA’s income and assets (including the income and assets of each subsidiary for which AMPSA owns, directly or indirectly, 25% or more (by value) of its stock), AMPSA does not expect to be classified as a PFIC for its current taxable year or for any taxable year in the foreseeable future. However, the application of the PFIC rules is subject to uncertainty as the composition of AMPSA’s income and assets (including the income and assets of its applicable subsidiaries) may change in the future and, therefore, no assurances can be provided that AMPSA will not be a PFIC for the current taxable year or in a future year.
If AMPSA is or becomes a PFIC during any year in which a U.S. holder holds AMPSA Securities and such holder does not make a mark-to-market election, as described below, the U.S. holder will be subject to special tax rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its AMPSA Securities, and (ii) any “excess distributions” it receives on its Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:
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the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held its AMPSA Securities;

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the amount allocated to the current taxable year will be treated as ordinary income; and

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the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In lieu of being subject to the special tax rules discussed above with regard to its Ordinary Shares, a U.S. holder may make a mark-to-market election with respect to its Ordinary Shares. A U.S. holder may make a mark-to-market election if such shares are treated as “marketable stock.” The Ordinary Shares generally will be treated as marketable stock if they are regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a qualified non-U.S. exchange or other market (within the meaning of the applicable Treasury regulations). Although the Ordinary Shares are listed on the NYSE, no assurance can be given that the Ordinary Shares will be “regularly traded” for purposes of the mark-to-market election. AMPSA does not intend to provide information necessary for U.S. holders to make a “qualified electing fund” election which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
If AMPSA is classified as a PFIC for any taxable year, a U.S. holder of Ordinary Shares will be required to file an annual report on IRS Form 8621. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such forms are properly filed.
U.S. holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding AMPSA Securities in the event that AMPSA is considered a PFIC in any taxable year.
Additional Reporting Requirements
U.S. holders who are individuals and certain entities will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions (including an exception for AMPSA Securities held in accounts maintained at certain financial institutions). An interest in AMPSA Securities constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to the ownership and disposition of AMPSA Securities.
Non-U.S. Holders
The section applies to you if you are a non-U.S. holder. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership or an entity or arrangement characterized as a partnership for U.S. federal income tax purposes) of AMPSA Securities that is not a U.S. holder, including a nonresident alien individual (other than certain former citizens and residents of the United States), a non-U.S. corporation, or a non-U.S. estate or trust.
This section generally does not apply to an individual who is present in the United States for 183 days or more in a taxable year. A holder that is such an individual should consult its tax advisor regarding the U.S. federal income tax consequences of holding AMPSA Securities.
Non-U.S. Holders Generally
Since AMPSA is not a U.S. corporation, a non-U.S. holder of Ordinary Shares should not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends (including constructive dividends) received on AMPSA Securities or any gain recognized on a sale or other disposition of AMPSA Securities (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s Ordinary Shares) unless such dividend or gain (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and (ii) if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States.
Any such dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a corporate non-U.S. holder, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant, or the lapse of a Warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant held by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences for a non-U.S. holder of recognizing gain in such a taxable exchange would be the same as the consequences of recognizing gain on a sale or other disposition of AMPSA Securities described in the preceding paragraphs above regarding a non-U.S. holder’s sale or other disposition of AMPSA Securities.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. holder if (i) the U.S. holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION
We are registering the issuance by us of 16,749,984 Ordinary Shares that may be issued upon the exercise of the Warrants at an exercise price of $11.50 per share, subject to adjustments. We are also registering the resale by the Selling Securityholders from time to time of up to 496,275,894 Ordinary Shares and 5,626,305 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants that were automatically converted into Warrants upon consummation of the Merger.
We will receive up to an aggregate of $192,624,816 if all the Warrants are exercised to the extent such Warrants are exercised for cash. All of the Ordinary Shares and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.
Primary Offering
Pursuant to the terms of the Warrants, the Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing Warrants, issue the holder Ordinary Shares and issue instructions to our transfer agent to mirror the issuance to the holder, free of a restrictive legend.
Resale by Selling Securityholders
The Selling Securityholders will pay any underwriting discounts, if applicable (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering), and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares and/or warrants for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the NYSE;

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through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than

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on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
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the specific securities to be offered and sold;

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the names of the selling securityholders;

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the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

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settlement of short sales entered into after the date of this prospectus;

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the names of any participating agents, broker-dealers or underwriters; and

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any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and Warrants are currently listed on the NYSE under the symbols “AMBP” and “AMBP.WS,” respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, if any of the Selling Securityholders or any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the earlier of (a) two years from August 4, 2021 or (b) the first date on which the Selling Securityholder can sell all of its securities covered by this prospectus (or shares received in exchange therefor) under Rule 144 within ninety days without limitation as to the amount or manner of sale of such securities that may be sold and without requirement for the Company to be in compliance with the current public information required under Rule 144 (c)(1) (or Rule 144(i)(2), if applicable).

EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offering. With the exception of the SEC registration fee, all amounts are estimates.
$
SEC Registration Fee*	735,107.63
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	25,000
Printing Expenses	15,000
Transfer Agent Expenses	5,000
Miscellaneous Expenses	5,000
Total	885,107.63

*
The registration fee was previously paid. No additional registration fee is due with our Ordinary Shares issuable upon exercise of the Warrants.

LEGAL MATTERS
The validity of the Ordinary Shares and certain matters related to the assumption of Warrants has been passed upon by Elvinger Hoss Prussen, société anonyme, 2, place Winston Churchill, L-1340 Luxembourg, Grand Duchy of Luxembourg, Luxembourg counsel to the Company. The validity of the Warrants has been passed upon by Shearman & Sterling LLP, New York, NY. We have been advised on U.S. securities matters by Shearman & Sterling LLP, New York, NY.
INTERESTS OF EXPERTS AND COUNSEL
None.

EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.
We also maintain an Internet website at www.ardaghmetalpackaging.com/corporate/investors. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, if applicable, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Therefore, before you decide to invest in a particular offering under this shelf registration statement, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference in this prospectus the following information:
•
our 2021 Form 20-F;

•
the description of the securities contained in our registration statement on Form 8-A filed on August 4, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•
our reports on Form 6-K furnished on February 24, 2022 (Film Number: 22671043), April 14, 2022 (Exhibit 99.1 only), April 28, 2022 (Film Number: 22862743), May 19, 2022, June 1, 2022, June 17, 2022, July 8, 2022 and July 28, 2022 (Film Number: 221113303).

All subsequent annual reports on Form 20-F that we file with the SEC prior to the completion or termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are as being incorporated by reference into this prospectus and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents or otherwise specified therein.
We file reports, including annual reports on Form 20-F and reports on Form 6-K, with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov and at our website at www.ardaghmetalpackaging.com/corporate/investors. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it as a part of this prospectus.
You may request a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus, at no cost, upon written or oral request made to Ardagh Metal Packaging S.A., 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg, Tel: +352 26 25 85 55; Attention: Company Secretary.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Article 441-8 of the 1915 Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company.
Article 441-9 of the 1915 Law provides that the directors, the members of the management committee and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the 1915 Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.
AMPSA’s articles of association provide that directors of AMPSA are not held personally liable for the indebtedness or other obligations of AMPSA. As agents of AMPSA, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in AMPSA’s articles of association and mandatory provisions of law, every person who is, or has been, a director or officer of AMPSA (and his or her heirs, executors and administrators) shall be indemnified by AMPSA to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of AMPSA, or, at the request of AMPSA, of any other company of which AMPSA is a shareholder or creditor and by which he is not entitled to be indemnified, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director, officer or shareholder of AMPSA (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of AMPSA or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors of AMPSA.
AMPSA’s articles of association provide that the right of indemnification provided by such articles of association shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in such articles of association shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. AMPSA shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of AMPSA, as AMPSA may decide upon from time to time.
In connection with the Business Combination, AMPSA entered into indemnification agreements with each of its directors and executive officers. These agreements provide that AMPSA will indemnify each of its directors and such officers to the fullest extent permitted by law.
AMPSA also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of AMPSA arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits and Financial Statement Schedules
Exhibit Number	Description
2.1#	Business Combination Agreement, dated as of February 22, 2021, by and among Gores Holdings V, Inc., Ardagh Metal Packaging S.A., Ardagh Group S.A. and Ardagh MP MergeCo Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 filed March 8, 2021 (File No. 333-254005)).
2.2#	Amendment, effective as of March 5, 2021, to the Business Combination Agreement, dated as of February 22, 2021, by and among Gores Holdings V, Inc., Ardagh Metal Packaging S.A., Ardagh Group S.A. and Ardagh MP MergeCo Inc. (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-4/A filed June 1, 2021 (File No. 333-254005)).
2.3#	Second Amendment, effective as of May 18, 2021, to the Business Combination Agreement, dated as of February 22, 2021, as amended on March 5, 2021, by and among Gores Holdings V, Inc., Ardagh Metal Packaging S.A., Ardagh Group S.A. and Ardagh MP MergeCo Inc. (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form F-4/A filed June 1, 2021 (File No. 333-254005)).
2.3(a)#	Exhibit A to Second Amendment (Business Combination Agreement, as amended and restated) (incorporated by reference to Exhibit 2.3(a) to the Registration Statement on Form F-4/A filed June 1, 2021 (File No. 333-254005)).
4.1*	Articles of Association of Ardagh Metal Packaging S.A., as amended.
4.2†	Specimen Share Certificate of Ardagh Metal Packaging S.A.
4.3	Specimen Warrant Certificate of Ardagh Metal Packaging S.A. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4/A filed June 1, 2021 (File No. 333-254005)).
4.4	Senior Secured Indenture, dated as of March 12, 2021, by and among Ardagh Metal Packaging Finance USA LLC, Ardagh Metal Packaging Finance plc, Ardagh Metal Packaging S.A., Citibank, N.A., London Branch, and Citigroup Global Markets Europe AG (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4/A filed April 9, 2021 (File No. 333-254005)).
4.5	Senior Indenture, dated as of March 12, 2021, by and among Ardagh Metal Packaging Finance USA LLC, Ardagh Metal Packaging Finance plc, Ardagh Metal Packaging S.A., Citibank, N.A., London Branch, and Citigroup Global Markets Europe AG (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-4/A filed April 9, 2021 (File No. 333-254005)).
4.6*	Senior Secured Indenture, dated as of June 8, 2022, by and among Ardagh Metal Packaging Finance plc, Ardagh Metal Packaging Finance USA LLC, Ardagh Metal Packaging S.A., Citibank N.A., London Branch and Citibank Europe plc.
4.7	Warrant Agreement, dated as of August 10, 2020, by and between Gores Holdings V, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-4 filed March 8, 2021 (File No. 333-254005)).
4.8	Warrant Assignment, Assumption and Amendment Agreement, dated as of August 4, 2021, by and among Ardagh Metal Packaging S.A., Gores Holdings V, Inc. Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 2.5 to the Shell Company Report on Form 20-F filed August 10, 2021 (File No. 001-40709)).
4.9	Registration Rights and Lock-Up Agreement, dated as of August 4, 2021, by and among Ardagh Group S.A., Ardagh Metal Packaging S.A., Gores Holdings V Sponsor LLC and certain persons associated with Gores Holdings V Sponsor LLC (incorporated by reference to Exhibit 4.5 to the Shell Company Report on Form 20-F filed August 10, 2021 (File No. 001-40709)).

Exhibit Number	Description
5.1*	Legal Opinion of Elvinger Hoss Prussen.
5.2*	Legal Opinion of Shearman & Sterling LLP.
23.1*	Consent of PricewaterhouseCoopers.
23.2*	Consent of Elvinger Hoss Prussen (included in Exhibit 5.1).
23.3*	Consent of Shearman & Sterling LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page hereto).
107*	Filing Fee Table

*
Filed herewith.

#
Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

†
Ordinary Shares are in uncertificated form. Therefore AMPSA is not filing a specimen certificate evidencing Ordinary Shares.

Item 10.   Undertakings
A.   AMPSA hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3; and
(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
if the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)
if the registrant is subject to 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
AMPSA hereby undertakes:   that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registrations statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on August 8, 2022.
Ardagh Metal Packaging S.A.
By:
/s/ Oliver Graham

Name:
Oliver Graham

Title:
Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Oliver Graham Oliver Graham	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022
* David Bourne	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2022
* Paul Coulson	Chairman	August 8, 2022
* Shaun Murphy	Vice-Chairman	August 8, 2022
/s/ John Sheehan John Sheehan	Director	August 8, 2022
* Abigail Blunt	Non-Executive Director	August 8, 2022
* Yves Elsen	Non-Executive Director	August 8, 2022
* Elizabeth Marcellino	Non-Executive Director	August 8, 2022
* Damien O’Brien	Non-Executive Director	August 8, 2022

Signature	Title	Date
* The Rt. Hon. the Lord Hammond of Runnymede	Non-Executive Director	August 8, 2022
* Hermanus Troskie	Non-Executive Director	August 8, 2022
* Edward White	Non-Executive Director	August 8, 2022

*By:
/s/ Oliver Graham

Oliver Graham
Attorney-in-fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, this registration statement has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on August 8, 2022.
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi